Date:   As of November 4, 2010

MORTGAGE, ASSIGNMENT OF
LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
("this Mortgage")

FROM

HINES GLOBAL REIT 50 SOUTH SIXTH LLC,
a limited liability company organized and existing under the laws of Delaware
("Mortgagor")

Address and Chief
Executive Office of Mortgagor:	2800 Post Oak Boulevard, Suite 4800
Houston, Texas 77056
Attention:	Mr. Charles Hazen

TO

PB CAPITAL CORPORATION

as Administrative Agent for Lenders (as hereinafter defined)
(together with its successors in such capacity, "Mortgagee")

Address of Mortgagee:	230 Park Avenue
New York, New York 10169

Mortgage Amount:  $98,500,000

This instrument prepared by, and after recording please return to:
Schiff Hardin LLP
900 Third Avenue, 23rd Floor
New York, New York 10022
Attention:  Russel T. Hamilton, Esq.

THE AMOUNT OF THIS MORTGAGE IS $98,500,000 (the "Mortgage Amount").

RECITAL

Mortgagor is the owner of the premises described in Schedule A.  Mortgagor will borrow the Mortgage Amount from Lenders pursuant to the Loan Agreement identified below.  Mortgagor has executed and delivered its notes, each dated the date hereof, obligating Mortgagor to pay, in the aggregate, the Mortgage Amount.  Said notes, as the same may hereafter be amended, modified, extended, severed, assigned, renewed, replaced or restated, and including any substitute or replacement notes executed pursuant to the Loan Agreement, are hereinafter referred to individually and collectively as the "Loan Note".  In addition, Mortgagor has entered into or will enter into the Hedge Agreement (as hereinafter defined), providing for one or more interest rate hedging transactions.  The Loan Note and the Hedge Agreement are hereinafter referred to individually and collectively as the "Note".

CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

Mortgagor and Mortgagee agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified.

"Additional Interest" means any and all sums that shall become due and payable by Mortgagor under the Hedge Agreement.

"Counterparty" means, PB Capital Corporation in its capacity as a party to the Hedge Agreement, and its successors and assigns in such capacity.

"Chattels" means all fixtures, furnishings, fittings, appliances, apparatus, equipment, building materials and components, machinery, boilers, oil burners, power systems, heating, ventilating and air conditioning systems, elevators, and all other chattels and articles of personal property, of whatever kind or nature, and any additions thereto and any replacements, proceeds or products thereof (other than those owned by lessees or any property manager, or those claiming under or through lessees or leased by lessees from parties other than Mortgagor) now or at any time hereafter intended to be or actually affixed to, attached to, placed upon, or used in any way in connection with the complete and comfortable use, enjoyment, development, occupancy or operation of the Premises, and whether located on or off the Premises.

"Default Rate" has the meaning given to such term in the Loan Agreement.

"Events of Default" means the events and circumstances described as such in Section 2.01.

"Guarantor" means the party or parties, if any, identified as such in the Loan Agreement.

"Hazardous Materials"  means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes, materials or substances, as any of those terms are defined from time to time in or for the purposes of any relevant environmental law, rule, regulation, code, permit, order, notice, demand letter or other binding determination (hereinafter, "Environmental Laws") including, without limitation, asbestos fibers and friable asbestos, polychlorinated biphenyls and any petroleum or hydrocarbon-based products or derivatives.

"Hedge Agreement" means, collectively, any ISDA Master Agreement and/or other documentation with respect to an interest rate hedging transaction that may now or hereafter be entered into by and between Counterparty and Mortgagor, as any of the same may be amended, modified or supplemented from time to time, including any and all "confirmations" under any thereof.

"Improvements" means all structures or buildings, and replacements thereof, now or hereafter located upon the Premises, including all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever forming part of said structures or buildings.

"Lenders" means, collectively, PB Capital and such other lending institutions who become "Lenders" pursuant to the Loan Agreement, together with their successors and permitted assigns in accordance with the terms of the Loan Agreement.

"Loan" means the loan made by Lenders to Mortgagor pursuant to the Loan Agreement and secured hereby.

"Loan Agreement" means that certain Loan Agreement, dated as of the date hereof, among Mortgagor, as Borrower, PB Capital, as Lender, and Mortgagee, as Administrative Agent, as the same may hereafter be amended, modified or supplemented from time to time.

"Maturity Date" has the meaning given to such term in Section 4.10 of this Mortgage.

"PB Capital" means PB Capital Corporation, in its individual capacity and not as Mortgagee.

"Premises" means the premises described in Schedule A including all of the easements, rights, privileges and appurtenances (including air or development rights) thereunto belonging or in anywise appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired, and as used herein shall, unless the context otherwise requires, be deemed to include the Improvements.

"Premises Documents" means all reciprocal easement or operating agreements, declarations, development agreements, developer's or utility agreements, and any similar such agreements or declarations now or hereafter affecting the Premises or any part thereof.

"Prepayment Fee" has the meaning given to such term in the Loan Agreement.

"Required Lenders" has the meaning given to such term in the Loan Agreement.

All terms of this Mortgage which are not defined above shall have the meaning set forth elsewhere in this Mortgage.

Except as expressly indicated otherwise, when used in this Mortgage (i) "or" is not exclusive, (ii) "hereunder", "herein", "hereof" and the like refer to this Mortgage as a whole, (iii) "Article", "Section" and "Schedule" refer to Articles, Sections and Schedules of this Mortgage, (iv) terms defined in the singular have a correlative meaning when used in the plural and vice versa, (v) a reference to a law or statute includes any amendment or modification to, or replacement of, such law or statute and (vi) a reference to an agreement, instrument or document means such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms.  The cover page and all Schedules hereto are incorporated herein and made a part hereof.  Any table of contents and the headings and captions herein are for convenience only and shall not affect the interpretation or construction hereof.

GRANTING CLAUSE

NOW, THEREFORE, Mortgagor, in consideration of the acceptance by Mortgagee of this Mortgage and the premises and in order to secure the payment of both the principal of, and the interest and any other sums payable under, the Loan Note, this Mortgage, the Hedge Agreement or the Loan Agreement and the performance and observance of all the provisions hereof and of the Loan Note, the Hedge Agreement and the Loan Agreement, hereby gives, grants, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, mortgages, hypothecates, deposits, pledges, sets over and confirms unto Mortgagee, all its estate, right, title and interest in, to and under any and all of the following described property (hereinafter, the "Mortgaged Property") whether now owned or held or hereafter acquired:

(i) the Premises;

(ii) the Improvements;

(iii) the Chattels;

(iv) the Premises Documents;

(v) all rents, royalties, issues, profits, revenue, income, recoveries, reimbursements and other benefits of the Mortgaged Property (hereinafter, the "Rents") and all leases of the Mortgaged Property or portions thereof now or hereafter entered into (hereinafter, the "Leases") and all right, title and interest of Mortgagor thereunder, including, without limitation, cash, letters of credit or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, whether such cash, letters of credit or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms, and including any guaranties of such leases and any lease cancellation, surrender or termination fees in respect thereof, all subject, however, to the provisions of Section 3.01;

(vi) all (a) development work product prepared in connection with the Premises, including, but not limited to, engineering, drainage, traffic, soil and other studies and tests; water, sewer, gas, electrical and telephone approvals, taps and connections; surveys, drawings, plans and specifications; and subdivision, zoning and platting materials; (b) building and other permits, rights, licenses and approvals relating to the Premises; (c) contracts and agreements (including, without limitation, contracts with architects and engineers, construction contracts and contracts for the maintenance, management or leasing of the Premises), contract rights, logos, trademarks, trade names, copyrights and other general intangibles used or useful in connection with the ownership, operation or occupancy of the Premises or any part thereof excluding the name "Hines" or any derivative thereof; (d) financing commitments (debt or equity) issued to Mortgagor in respect of the Premises and all deposits and other amounts payable to Mortgagor thereunder; (e) contracts for the sale of all or any portion of the Premises, the Improvements or the Chattels, and all deposits and other amounts payable by the purchasers thereunder; (f) operating and other bank accounts, and monies therein, of Mortgagor relating to the Premises, including, without limitation, any accounts relating to real estate taxes or assessments; (g) interest rate protection agreements entered into by Mortgagor in respect of the Loan, whether pursuant to the Loan Agreement or otherwise; (h) commercial tort claims related to the Premises, the Improvements or the Chattels; (i) contracts for the purchase of inclusionary housing certificates and 421-a certificates; (j) any inclusionary housing certificates and 421-a certificates and (k) any hedging products and other interest protection contracts;

(vii) promissory notes, letters of credit, electronic chattel paper, proceeds from accounts, payment intangibles, and general intangibles related to the Premises, as the terms "accounts", "general intangibles", and "payment intangibles" are defined in the applicable Uniform Commercial Code Article 9, as the same may be modified or amended from time to time;

(viii) all other assets of Mortgagor related in any way to the Premises, subject to certain limitations that may be set forth herein; and

(ix) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards, and all rights of Mortgagor to refunds of real estate taxes and assessments.

TO HAVE AND TO HOLD unto Mortgagee, its successors and assigns forever.

ARTICLE I

COVENANTS OF MORTGAGOR

Mortgagor covenants and agrees as follows:

Section 1.01. (a)  Warranty of Title; Power and Authority.   Mortgagor warrants that it has a good and marketable title to an indefeasible fee estate in the Premises subject to no lien, charge or encumbrance except such as are listed as exceptions to title in the title policy insuring the lien hereof (collectively, "Permitted Encumbrances"); that it owns the Chattels, all leases and the Rents in respect of the Mortgaged Property and all other personal property encumbered hereby free and clear of liens and claims subject to the Permitted Encumbrances; and that this Mortgage is and will remain a valid and enforceable lien on the Mortgaged Property subject only to the exceptions referred to above.  Mortgagor has full power and lawful authority to mortgage the Mortgaged Property in the manner and form herein done or intended hereafter to be done.  Mortgagor will preserve such title, and will forever warrant and defend the same to Mortgagee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever, subject to Permitted Encumbrances.

(b) Hazardous Materials.   Mortgagor represents and warrants that to Mortgagor's knowledge (i) except as stated in environmental reports provided to Mortgagee, the Premises, the improvements thereon and the surrounding areas are not currently and have never been subject to Hazardous Materials or their effects in violation of Environmental Laws, (ii) neither it nor any portion of the Premises or improvements thereon is in violation of, or subject to any existing, pending or, to Mortgagor's knowledge, threatened (in writing) investigation or proceeding by any governmental authorities under, any Environmental Law, (iii) there are no claims, litigation, administrative or other proceedings, whether actual or, to Mortgagor's knowledge, threatened (in writing), or judgments or orders, concerning Hazardous Materials relating in any way to the Premises or the improvements thereon and (iv) Mortgagor is not required by any Environmental Law to obtain any permits or licenses to construct or use any improvements, fixtures or equipment with respect to the Premises, or if any such permit or license is required it has been obtained and is capable of being mortgaged and assigned hereby.  Mortgagor will comply with all applicable Environmental Laws and will, at its sole cost and expense, within a commercially reasonable time period remove, or cause the removal of, any and all Hazardous Materials or the effects thereof at any time identified as being on, in, under or affecting the Premises in violation of Environmental Laws to the extent required by Environmental Law.

(c) Flood Hazard Area.   Mortgagor represents that neither the Premises nor any part thereof is located in an area identified by the Secretary of the United States Department of Housing and Urban Development or by any applicable federal agency as having special flood hazards or, if it is, Mortgagor has obtained the insurance required by Section 1.09.

Section 1.02. (a)  Further Assurances.   Mortgagor will, at its sole cost and expense, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring, mortgaging and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms hereof, or for filing, registering or recording this Mortgage and, on demand, will execute and deliver, and hereby irrevocably authorizes Mortgagee to execute (including in Mortgagor's name) and/or file, at any time and from time to time, one or more financing statements (including amendments), chattel mortgages or comparable security instruments, to evidence or perfect more effectively Mortgagee's security interest in and the lien hereof upon the Chattels and other personal property encumbered hereby.

(b) Information Reporting and Back-up Withholding.   Mortgagor will, at its sole cost and expense, do, execute, acknowledge and deliver all and every such acts, information reports, returns and withholding of monies as shall be necessary or appropriate to comply fully, or to cause full compliance, with all applicable information reporting and back-up withholding requirements of the Internal Revenue Code of 1986 (including all regulations now or hereafter promulgated thereunder) in respect of the Premises and all transactions related to the Premises, and will at all times provide Mortgagee with satisfactory evidence of such compliance and notify Mortgagee of the information reported in connection with such compliance.

Section 1.03. (a)  Filing and Recording of Documents.   Mortgagor forthwith upon the execution and delivery hereof, and thereafter from time to time, will to the extent directed by Mortgagee cause this Mortgage, the Loan Agreement and any security instrument creating a lien or evidencing the lien hereof upon the Chattels and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in, the Mortgaged Property.

(b) Filing and Recording Fees and Other Charges.   Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the execution and acknowledgment hereof, any mortgage supplemental hereto, any security instrument with respect to the Chattels, and any instrument of further assurance, and any expenses (including reasonable attorneys' fees and disbursements) incurred by Mortgagee in connection with the Loan, and will pay all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Chattels or any instrument of further assurance.

Section 1.04. Payment and Performance of Loan Documents.   Mortgagor will punctually pay the principal and interest (including Additional Interest) and all other sums to become due in respect hereof and of the Note and the Loan Agreement at the time and place and in the manner specified therein, according to the true intent and meaning thereof, all in currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts.  Mortgagor will duly and timely comply with and perform all of the terms, provisions, covenants and agreements contained in said documents and in all other documents or instruments executed or delivered by Mortgagor to Mortgagee or Lenders in connection with the Loan, and will permit no failures of performance thereunder.

Section 1.05. Type of Entity; Maintenance of Existence; Compliance with Laws.   Mortgagor represents that its correct legal name, jurisdiction of formation/existence and chief executive office or, if applicable, sole place of business (or, if an individual, its principal residence) are as set forth on the cover page hereof.  Mortgagor, if other than a natural person, further represents that it has delivered to Mortgagee a current, original certificate issued by the appropriate official of said jurisdiction evidencing such formation and existence, and agrees that it will, so long as it is owner of all or part of the Mortgaged Property, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or stock corporation, partnership, limited liability company, trust or other entity under the laws of such jurisdiction.  Mortgagor, if other than a natural person, will not (a) modify or amend such certificate in any material respect or change its legal name or jurisdiction of formation/existence without Mortgagee's prior consent, not to be unreasonably withheld or (b) change the location of its chief executive office or, if applicable, sole place of business without first giving Mortgagee at least thirty (30) days' prior notice.  Mortgagor, if an individual, will not change its legal name or principal residence without first giving Mortgagee at least thirty (30) days' prior notice.  Mortgagor will duly and timely comply with all laws, regulations, rules, statutes, orders and decrees of any governmental authority or court applicable to it or to the Mortgaged Property or any part thereof.

Section 1.06. After-Acquired Property.   All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, Mortgagor or constructed, assembled or placed by Mortgagor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien hereof as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the Granting Clause hereof, but at any  and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien hereof.

Section 1.07. (a)  Payment of Taxes and Other Charges.   Mortgagor, from time to time when the same shall become due and payable, will pay and discharge all taxes of every kind and nature (including real and personal property taxes and income, franchise, withholding, profits and gross receipts taxes), all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, all charges for utilities, and all other charges (public or private) whether of a like or different nature, imposed upon or assessed against it or the Mortgaged Property or any part thereof or arising in respect of the occupancy, use or possession thereof.  Mortgagor will, upon Mortgagee's request, deliver to Mortgagee receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other charges imposed upon or assessed against it or the Mortgaged Property or any portion thereof.

Mortgagee may, as provided in the Lockbox Agreement (as defined in the Loan Agreement), require the deposit by Mortgagor of an amount sufficient to discharge the obligations under this clause (a) to pay real estate taxes when they become due.  Such amounts shall be held by Mortgagee as provided in the Lockbox Agreement.  Notwithstanding the foregoing, Mortgagor shall not be required to escrow the portion of the real estate taxes payable by Dorsey & Whitney, LLP.  If one (1) month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Mortgagor within ten (10) days after demand shall deposit the amount of the deficiency with Mortgagee.  Nothing herein contained shall be deemed to affect any right or remedy of Mortgagee under any provisions hereof or of any statute or rule of law to pay any such amount and to add the amount so paid, together with interest at the Default Rate, to the indebtedness hereby secured.

(b) Payment of Mechanics and Materialmen.   Mortgagor will pay, from time to time when the same shall become due, all valid and lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, and in general will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of Mortgagor and without expense to Mortgagee. Without limiting the generality of the foregoing, Mortgagor will discharge any mechanic's lien within thirty (30) days of notice of the same in case of the filing of any claims for lien or proceedings for the enforcement thereof.

(c) Good Faith Contests.   Nothing in this Section 1.07 shall require the payment or discharge of any obligation imposed upon Mortgagor by this Section and no lien or encumbrance relating to such matters shall constitute a transfer or encumbrance in contravention of the Loan Documents or an Event of Default so long as Mortgagor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy the same; provided, however, that (i) during such contest Mortgagor shall, at Mortgagee's option, provide security satisfactory to Mortgagee, assuring the discharge of Mortgagor's obligation hereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest except to the extent payment or security therefor already has been provided to the applicable third party and (ii) if at any time payment of any obligation imposed upon  Mortgagor by clause (a) above shall become necessary to prevent the delivery of a tax deed or other instrument conveying the Mortgaged Property or any portion thereof because of non-payment, then Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or other instrument. In the case of claims described in paragraph (b) of this Section 1.07, if Mortgagor shall fail, within sixty (60) days after becoming aware of same, either (i) to discharge, bond around, or insure over or (ii) to contest claims asserted and give security in the manner provided in this paragraph (c), or having commenced to contest the same, and having given such security, shall fail to prosecute such contest with diligence, or to maintain such security for its full amount, or upon adverse conclusion of any such contest, to cause any judgment or decree to be satisfied and lien to be released, then and in any such event, Mortgagee may, at its election (but shall not be required to), procure the release and discharge of any claim and any judgment or decree thereon and, further, may in its sole discretion effect any settlement or compromise of the same, and any amounts so expended by Mortgagee, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall constitute advances covered by Section 1.10.  In settling, compromising or discharging any claims for lien, Mortgagee shall not be required to inquire into the validity or amount of any such claim.  Notwithstanding the foregoing, Lenders shall have no obligation to make disbursements of Loan proceeds under the terms of the Loan Agreement at any time prior to such time as Mortgagor shall have discharged or contested any claims in accordance with this paragraph (c).

Section 1.08. Taxes on Mortgagee or Lenders.   Mortgagor will pay any taxes (except income, franchise or similar taxes) imposed on Mortgagee or any Lender by reason of their interests in the Note or this Mortgage.

Section 1.09. Insurance.

(a) Mortgagor will at all times provide, maintain and keep in force:

(i) policies insuring the Premises, Improvements and Chattels against loss or damage by fire and lightning; against loss or damage by other risks embraced by coverage of the type now known as "All Risk" or Special Peril property insurance, including loss caused by the acts of terrorists and endorsed to provide replacement cost coverage with agreed amount and/or co-insurance waiver, coverage for demolition and increased cost of construction due to the enforcement of laws regulating reconstruction following a loss in amounts reasonably acceptable to Mortgagee, and coverage for flood and earthquake in amounts reasonably acceptable to Mortgagee; and against such other risks or hazards as Mortgagee from time to time reasonably may designate in an amount sufficient to prevent Mortgagee or Mortgagor from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than 100% of the then full replacement cost of the Improvements (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) without deduction for physical depreciation.  During periods of construction, the insurance required in this paragraph shall be in the form of a completed value builders risk policy covering 100% of the hard cost and also including coverage for loss to property on site in transit and special coverage for soft costs including coverage for 100% of the construction interest during construction;

(ii) comprehensive boiler and machinery insurance providing coverage for all mechanical and electrical equipment in amounts not less than $50,000,000 per accident or such other amount as acceptable to Mortgagee;

(iii) if all or part of the Premises are located in an area identified by the Secretary of the United States Department of Housing and Urban Development or by any applicable federal agency as a flood hazard area, flood insurance in an amount at least equal to the maximum limit of coverage available under the National Flood Insurance Act of 1968, provided, however, that Mortgagee reserves the right to require flood insurance in excess of said limit if such insurance is commercially available up to the amount provided in clause (i) above;

(iv) (as an extension to its "all risk" of special cause of loss insurance, earthquake insurance, flood insurance and boiler and machinery insurance) business income and rent loss insurance on an "actual loss sustained" basis or, at a minimum business income and rent loss insurance equal to at least twelve (12) months of Mortgagor's actual or projected gross revenue, including percentage rent, escalations, and all other recurring sums payable by tenants under leases or otherwise derived from Mortgagor's operation of the Improvements.  In addition, business income and rent loss insurance shall be endorsed to include an extended period of indemnity of one hundred eighty (180) days;

(v) commercial general liability insurance on an "occurrence" basis against claims for "personal injury" liability, including, without limitation, bodily injury, death or property damage liability, products and completed operations liability with a limit of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate on a per location basis in the event of "personal injury" to any number of persons or of damage to property arising out of one "occurrence".  Such policies shall name Mortgagee as additional insured by an endorsement, and shall contain cross-liability and severability of interest clauses, all satisfactory to Mortgagee;

(vi) commercial automobile liability insurance covering all owned (if any) hired and non-owned automobiles in amounts not less than $1,000,000 per accident;

(vii) workers compensation and employers liability (and if required, disability) insurance covering the statutory requirements of the jurisdiction in which the Premises are located;

(viii) commercial umbrella liability insurance in excess of the liability insurance required in clauses (v), (vi) and (vii) above in amounts not less than $30,000,000 per occurrence and in the annual aggregate per location; and

(ix) such other insurance, and in such amounts, as may from time to time be reasonably required by Mortgagee against the same or other insurable hazards to the extent obtained by owners of comparable properties.

(b) All policies of insurance required under this Section 1.09(i) shall be issued by companies having Best's ratings of A:X or better as published in Best's latest rating guide that are authorized in the jurisdiction in which the Premises are located and that are otherwise reasonably acceptable to Mortgagee, (ii) shall be subject to the reasonable approval of Mortgagee as to amount, content, form and expiration date, (iii) except for the liability policies described in clauses (a)(v) through (viii) above and as set forth in the Loan Agreement, shall contain a Non-Contributory Standard Mortgagee Clause and Lender's Loss Payable Endorsement, or their equivalents, in favor of Mortgagee, and (iv) shall provide that the proceeds thereof shall be payable to Mortgagee. Mortgagee shall be furnished with the original of each policy required hereunder, which policies shall provide that they shall not lapse, nor be modified to reduce coverage or cancelled, without thirty (30) days' written notice to Mortgagee, except for non-payment of premium in which case ten (10) days' notice of cancellation is required.  At least thirty (30) days prior to expiration of any policy required hereunder, Mortgagor shall furnish Mortgagee appropriate proof of issuance of a policy continuing in force the insurance covered by the policy so expiring.  Mortgagor shall furnish to Mortgagee, promptly upon request, receipts or other satisfactory evidence of the payment of the premiums on such insurance policies.  In the event that Mortgagor does not deposit with Mortgagee a new certificate or policy of insurance with evidence of payment of premiums thereon at least thirty (30) days prior to the expiration of any expiring policy, then Mortgagee may, but shall not be obligated to, procure such insurance and pay the premiums therefor, and Mortgagor agrees to repay to Mortgagee the premiums thereon promptly on demand, together with interest thereon at the Default Rate.

(c) Mortgagor hereby assigns to Mortgagee all proceeds of any insurance required to be maintained by this Section 1.09 which Mortgagor may be entitled to receive for loss or damage to the Premises, Improvements or Chattels or for soft costs including interest expense.  With respect to any loss exceeding $1,000,000, all such insurance proceeds shall be payable to Mortgagee, and Mortgagor hereby authorizes and directs any affected insurance company to make payment thereof directly to Mortgagee.  Mortgagor shall give prompt notice to Mortgagee of any casualty, whether or not of a kind required to be insured against under the policies to be provided by Mortgagor hereunder, such notice to generally describe the nature and cause of such casualty and the extent of the damage or destruction.  Mortgagor may settle, adjust or compromise any claims for loss, damage or destruction, regardless of whether or not there are insurance proceeds available or whether any such insurance proceeds are sufficient in amount to fully compensate for such loss or damage, and, with respect to any loss not exceeding $1,000,000, may collect and receive all insurance proceeds, provided that such proceeds are applied to the restoration of the Premises.  Notwithstanding the foregoing, Mortgagee shall have the right to join Mortgagor in settling, adjusting or compromising any loss of $1,000,000 or more.  Mortgagor hereby authorizes the application or release by Mortgagee of any insurance proceeds which Mortgagee is entitled to receive under any policy of insurance, subject to the other provisions hereof.  The application or release by Mortgagee of any insurance proceeds shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

(d) In the event of the foreclosure hereof or other transfer of the title to the Mortgaged Property in extinguishment, in whole or in part, of the indebtedness secured hereby, all right, title and interest of Mortgagor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale.  Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the principal balance due under the Note until such time as insurance proceeds are actually received and applied to reduce the principal balance outstanding.

(e) Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 1.09 unless Mortgagee is included thereon as a named insured with loss payable to Mortgagee under standard mortgage endorsements of the character and to the extent above described.  Mortgagor shall promptly notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee the policy or policies of such insurance.

(f) Any and all insurance proceeds with respect to any loss or damage to the Premises, Improvements or Chattels exceeding $1,000,000 under any insurance maintained pursuant to this Section 1.09 (other than proceeds under the policies required by clause (a)(iii) above) shall be paid over to Mortgagee and disbursed from time to time to Mortgagor in reimbursement of its costs and expenses incurred in the restoration of the Improvements in the same manner and subject to the same terms and conditions as advances of proceeds of a building loan under Mortgagee's standard form building loan agreement, less Mortgagee's reasonable expenses for collecting and, if applicable, disbursing the insurance proceeds, or otherwise incurred in connection therewith, provided that Mortgagee shall have reasonably determined that the restoration of the Improvements can be completed by the Maturity Date at a cost which does not exceed the amount of available insurance proceeds or, if such proceeds are reasonably determined by Mortgagee to be inadequate, Mortgagee shall have received from Mortgagor a cash deposit equal to the excess of said estimated cost of restoration over the amount of said available proceeds.  If the conditions for the advance of insurance proceeds for restoration set forth in the preceding sentence are not satisfied within ninety (90) days of Mortgagee's receipt thereof or if the actual restoration shall not have been commenced within one hundred twenty (120) days of receipt, the Required Lenders shall have the option at any time thereafter to apply such insurance proceeds to the payment of the Note and to interest accrued and unpaid thereon or Additional Interest in such order and proportions as the Required Lenders may elect but with no Prepayment Fee due.

Section 1.10. Protective Advances by Mortgagee.   If Mortgagor shall fail to perform any of the covenants contained herein, Mortgagee may, after ten (10) days' notice to Mortgagor of Mortgagee's intent to make such advance, except in an emergency in which event notice shall not be required, make advances to perform the same on its behalf and all sums so advanced shall be a lien upon the Mortgaged Property and shall be secured hereby.  Mortgagor will repay on demand all sums so advanced on its behalf together with interest thereon at the Default Rate.  The provisions of this Section shall not prevent any default in the observance of any covenant contained herein from constituting an Event of Default.

Section 1.11. (a)  Visitation and Inspection.   Mortgagor will permit Mortgagee and any of Lenders, by their agents, representatives and attorneys, to visit and inspect all or any part of the Mortgaged Property at reasonable times and upon reasonable prior notice, subject to the rights of tenants.  Mortgagor will keep, and cause Guarantor to keep, adequate records and books of account in accordance with generally accepted accounting principles and will permit, and cause Guarantor to permit, Mortgagee and any of Lenders, by their agents, accountants and attorneys, to examine its and Guarantor's records and books of account and make copies thereof or extracts therefrom, and to discuss its or Guarantor's affairs, finances and accounts with the officers or general partners, as the case may be, of Mortgagor or Guarantor, at such reasonable times as may be requested by Mortgagee or any of Lenders, as the case may be.

(b) Estoppel Certificates.   Mortgagor, within ten (10) days of receipt of a written request, will furnish a statement, duly acknowledged, of the amount due whether for Additional Interest, principal or interest on the Loan and whether to its knowledge any offsets, counterclaims or defenses exist against the indebtedness secured hereby.

Section 1.12. Maintenance of Premises and Improvements.   Mortgagor will not commit any waste on the Premises or, without notifying Mortgagee in writing, make any change in the use of the Premises which will in any way increase any ordinary fire or other hazard arising out of operation.  Mortgagor will, at all times, maintain the Improvements and Chattels in good operating order and condition and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are needful or desirable to such end.  The Improvements shall not be demolished or substantially altered, nor shall any Chattels be removed without Mortgagee's prior consent (which consent shall not be unreasonably withheld or delayed) except where appropriate replacements free of superior title, liens and claims are immediately made of value at least equal to the value of the removed Chattels.

Section 1.13. Condemnation.  Mortgagor, as soon as practicable upon obtaining knowledge of the institution or pending institution of any proceedings for the condemnation of the Premises or any portion thereof, will notify Mortgagee thereof.  Mortgagee may participate in any such proceedings and may be represented therein by counsel of its selection.  Mortgagor from time to time will deliver to Mortgagee all instruments requested by it to permit or facilitate such participation.  In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to Mortgagee.  Mortgagee shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid.  The proceeds of any award or compensation so received shall be disbursed to Mortgagor from time to time for restoration of the Improvements in the same manner and subject to the same terms and conditions as advances of proceeds under Mortgagee's standard form building loan agreement, in any case under this Section, less Mortgagee's reasonable expenses for collecting and, if applicable, disbursing the award, or otherwise incurred in connection therewith, provided that Mortgagee shall have reasonably determined that the restoration of the Improvements to an economically viable architectural whole can be completed by the Maturity Date at a cost which does not exceed the amount of available condemnation award proceeds or, if such proceeds are reasonably determined by Mortgagee to be inadequate, Mortgagee shall have received from Mortgagor a cash deposit equal to the excess of said estimated cost of restoration over the amount of said available proceeds.  If the conditions for the advance of condemnation award proceeds for restoration set forth in the preceding sentence are not satisfied within ninety (90) days of Mortgagee's receipt thereof or if the actual restoration shall not have been commenced within one hundred twenty (120) days of receipt, Required Lenders shall have the option at any time thereafter to apply such condemnation award proceeds to the payment of the Note and to interest accrued and unpaid thereon (at the rate of interest provided therein regardless of the rate of interest payable on the award by the condemning authority) or Additional Interest, in such order and proportions as Mortgagee may elect but with no Prepayment Fee due.

Section 1.14. Leases.

(a) Mortgagor will not (i) execute an assignment of the rents or any part thereof from the Premises without Mortgagee's prior consent, (ii) except where the lessee is in default thereunder, terminate or consent to the cancellation or surrender of any lease of the Premises or of any part thereof, now existing or hereafter to be made, provided, however, that any lease may be terminated, cancelled or surrendered if as soon as practicable following the termination, cancellation or surrender thereof a new lease is entered into with a new lessee, on substantially the same terms as the terminated, cancelled or surrendered lease, or such termination, cancellation or surrender is otherwise effected in a commercially reasonable manner, (iii) modify any such lease so as to shorten the unexpired term thereof or so as to decrease, waive or compromise in any manner the amount of the rents payable thereunder or materially expand the obligations of the lessor thereunder, except under circumstances in which such action is commercially reasonable (iv) accept prepayments of any installments of rents to become due under such leases, except prepayments in the nature of security for the performance of the lessees thereunder, (v) modify, release or terminate any guaranties of any such lease except in connection with a lease termination or modification permitted hereunder, or (vi) in any other manner materially impair the value of the Mortgaged Property or the security hereof.

(b) Mortgagor will not execute any lease of all or a substantial portion of the Premises except for actual occupancy by the lessee thereunder, and will at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all leases of the Premises or portions thereof now or hereafter existing, on the part of the lessor thereunder to be kept and performed and will at all times use commercially reasonable efforts to compel performance by the lessee under each lease of all obligations, covenants and agreements by such lessee to be performed thereunder to the extent prudent under the circumstances.  If any of such leases provide for the giving by the lessee of certificates with respect to the status of such leases, Mortgagor shall exercise its right to request such certificates within five (5) days of any demand therefor by Mortgagee and shall deliver copies thereof to Mortgagee promptly upon receipt.

(c) Each lease of the Premises, or of any part thereof, shall provide that, in the event of the enforcement by Mortgagee of the remedies provided for hereby or by law, the lessee thereunder will, upon request of any person succeeding to the interest of Mortgagor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such lease, provided, however, that said successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by said lessee of its obligations under said lease or (ii) any amendment or modification of the lease made without the consent of Mortgagee or such successor in interest.  Each lease shall also provide that, (x) the lease is subordinate to this Mortgage (but shall also provide that Mortgagee, at its option, may subordinate this Mortgage to such lease) and (y) upon request by said successor in interest, such lessee shall execute and deliver an instrument or instruments confirming such attornment.

(d) Mortgagor shall, promptly upon Mortgagee's request, deposit all tenant security deposits in respect of the Premises into an account with Mortgagee or as designated by Mortgagee, which deposits shall be held and disbursed to tenants as required under the terms of their respective leases.

(e) Subject to the conditions specified below, Mortgagee will, upon Mortgagor's request, execute non-disturbance, attornment and subordination agreements, in Mortgagee's then standard form (with modifications reasonably satisfactory to Mortgagee), with lessees of space in the Improvements whose lease demises at least 15,000 gross rentable square feet, which shall provide, inter alia, that if Mortgagee or any purchaser at foreclosure shall succeed to Mortgagor's interest in the Premises, the leases of such lessees will remain in full force and effect and be binding upon Mortgagee or such purchaser and such lessee as though each were the original parties thereto.

Mortgagee's obligation to execute such agreements shall be subject to the following conditions:  (i) Mortgagee shall have approved the credit of the lessee, such approval not to be unreasonably withheld, and the terms of the lease shall meet the Leasing Parameters (as defined in the Loan Agreement) or otherwise be approved by Mortgagee and (ii) upon each request for such an agreement, Mortgagee shall have received a photocopy of the executed lease, together with a draft, showing changes from the approved standard form, certified to be true and complete by a responsible officer of Mortgagor or by its counsel.  Mortgagor covenants to pay all of Mortgagee's out-of-pocket costs, including reasonable fees and expenses of counsel, in connection with each such agreement.

Section 1.15. Premises Documents.   Mortgagor shall (a) use commercially reasonable efforts to cause the due compliance and faithful performance by the other parties to the Premises Documents with and of all obligations and agreements by such other parties to be complied with and performed thereunder to the extent prudent under the circumstances and (b) deliver promptly to Mortgagee copies of any notices of default or other material notices which it gives or receives under any of the Premises Documents.

Section 1.16. Utilities.   Mortgagor will not, without the prior consent of Mortgagee, sell or contract to sell, or enter into an option to sell, or exchange, assign, convey, transfer possession of (including, without limitation, by lease) or otherwise dispose of all or any part of the utilities, utility commitments or other agreements or rights of any nature relating to the utilities, drainage ditches and/or treatment plants associated with the Mortgaged Property.  Mortgagor further covenants and agrees that it will take any such action and execute, acknowledge, deliver and record and/or file any and all instruments as may be necessary, desirable or proper to keep any existing or future utility commitments covering the Mortgaged Property in a current and valid condition and to keep the existing utility capacity for the Mortgaged Property at or above the level required for the contemplated uses thereof.  As used herein, the term "utilities" includes, without limitation, water, gas, electricity and storm and sanitary sewer.  Notwithstanding the foregoing, Borrower may, without Mortgagee's consent, elect to change utility suppliers and grant customary easements, and enter into customary agreements with, utilities and governmental agencies.

Section 1.17. Lien Law.   Mortgagor will indemnify and hold Mortgagee and Lenders harmless against any loss or liability, cost or expense, including, without limitation, any judgments, reasonable attorney's fees, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging a violation by Mortgagor of any applicable lien law.

ARTICLE II

EVENTS OF DEFAULT AND REMEDIES

Section 2.01. Events of Default and Certain Remedies.   If one or more of the following Events of Default shall happen, that is to say:

(a) if (i) default shall be made in the payment of any principal under the Note  when and as the same becomes due and payable, whether by maturity or by acceleration or otherwise, as herein or in the Note or Loan Agreement provided; or (ii) default shall be made in the payment of any interest, fees, Additional Interest or other sums under the Note or the Loan Agreement, in any such case, when and as the same shall become due and payable, whether as part of any payment or prepayment or otherwise, in each case, as herein or in the Note or Loan Agreement provided, and such default shall have continued for a period of ten (10) days; or (iii) default shall be made in the payment of any tax or other charge required by Section 1.07 to be paid and said default shall have continued for a period of twenty-five (25) days; or

(b) if default shall be made in the due observance or performance of any covenant, condition or agreement in the Note, the Loan Agreement, this Mortgage, any guaranty executed by Guarantor or in any other document executed or delivered to Mortgagee or Lenders in connection with the Loan (other than any such covenant, condition or agreement specifically provided for elsewhere in this Section 2.01), and such default shall have continued for a period of thirty (30) days after notice thereof shall have been given to Mortgagor by Mortgagee, or, in the case of such other documents, such shorter grace period, if any, as may be provided for therein; provided, however, that Mortgagor shall have such additional time in which to cure such default as is reasonably necessary if, by the reason of the nature thereof, such default cannot be cured by the payment of money and cannot by due diligence be wholly cured within said thirty (30) day period and Mortgagor has made diligent efforts to cure such default within the period aforesaid and thereafter prosecutes the curing of such default diligently and continuously to a cure within ninety (90) days thereafter, provided, further, that in no event shall such default result in an extension of the Maturity Date; or

(c) if any representation or warranty made by Mortgagor in Section 1.01 shall be incorrect, or if any other representation or warranty made by Mortgagor or Guarantor to Mortgagee or Lenders in this Mortgage, the Loan Agreement, any guaranty executed by Guarantor, or in any other document, certificate or statement executed or delivered to Mortgagee or Lenders in connection with the Loan shall be incorrect in any material respect when made and not corrected within thirty (30) days after written notice from Mortgagee; or

(d) if by order of a court of competent jurisdiction, a trustee, receiver or liquidator of the Mortgaged Property or any part thereof, or of Mortgagor shall be appointed and such order shall not be discharged or dismissed within ninety (90) days after such appointment; or

(e) if Mortgagor shall file a petition in bankruptcy or for an arrangement or for reorganization pursuant to the Federal Bankruptcy Act or any similar federal or state law, or if, by decree of a court of competent jurisdiction, Mortgagor shall be adjudicated a bankrupt, or be declared insolvent, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or receivers of all or any part of its property; or

(f) if any of the creditors of Mortgagor shall file a petition in bankruptcy against Mortgagor or for reorganization of Mortgagor pursuant to the Federal Bankruptcy Act or any similar federal or state law, and if such petition shall not be discharged or dismissed within ninety (90) days after the date on which such petition was filed; or

(g) if final judgment for the payment of money in excess of $1,000,000 shall be rendered against Mortgagor and Mortgagor shall not discharge the same or cause it to be discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

(h) if any of the events enumerated in clauses (d) through (g) of this Section 2.01 shall happen to Guarantor or any of its property (except (g) shall be modified to require a $5,000,000 judgment); or

(i) if it shall be illegal for Mortgagor to pay any tax referred to in Section 1.08 or if the payment of such tax by Mortgagor would result in the violation of applicable usury laws and in either case, the Loan is not repaid in full within sixty (60) days of Mortgagee's notification thereof to Mortgagor (without the necessity of payment of the Prepayment Fee and without interest accruing at the Default Rate during such sixty (60) day period); or

(j) if there shall occur a default which is not cured within the applicable grace period, if any, under any mortgage, deed of trust or other security instrument covering all or part of the Mortgaged Property regardless of whether any such mortgage, deed of trust or other security instrument is prior or subordinate hereto; it being further agreed by Mortgagor that an Event of Default hereunder shall constitute an Event of Default under any such mortgage, deed of trust or other security instrument held by Mortgagee; or

(k) if there shall occur a default which is not cured within the applicable grace period, if any, under any of the Premises Documents; or if any of the Premises Documents is amended, modified or supplemented in any material respect adverse to the Mortgaged Property, or is terminated without Mortgagee's prior consent; or

(l) if, except as contemplated or permitted by the Loan Agreement, this Mortgage or the other Loan Documents, Mortgagor shall transfer (or suffer or permit the transfer), in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest or rights therein (including air or development rights) without, in any such case, the prior written consent of the Required Lenders.  As used in this clause, "transfer" shall include, without limitation, any sale, assignment, lease or conveyance except leases for occupancy subordinate hereto (subject to Section 1.14(e) hereof) and to all advances made and to be made hereunder or, in the event Mortgagor or Guarantor (or a general partner, member or co-venturer of either of them) is a partnership, joint venture, limited liability company, trust or closely-held corporation, the sale, conveyance, transfer or other disposition of more than 10%, in the aggregate, of any class of the issued and outstanding capital stock of such closely-held corporation or of the beneficial interest of such partnership, venture, limited liability company or trust, or a change of any general partner, joint venturer, member or beneficiary, as the case may be, or, in the event Mortgagor or Guarantor (or a general partner, co-venturer, member or beneficiary, as the case may be, of either of them) is a publicly-held corporation, the sale, conveyance, transfer or other disposition of more than 10%, in the aggregate, of the stock-holdings of any of the five (5) individuals or entities that own the greatest number of shares of each class of issued and outstanding stock.  In the event Mortgagor or Guarantor is a limited partnership, and so long as a limited partner has contributed to (or remains personally liable for) the present and future partnership capital contributions required of such limited partner by the partnership agreement, such partner may sell, convey, devise, transfer or dispose of all or a part of his limited partnership interest to his spouse, children, grandchildren or a family trust in which his spouse, children or grandchildren are sole beneficiaries.  Notwithstanding the foregoing, any transfer or transfers permitted under Section 6.12 of the Loan Agreement shall not constitute or cause an Event of Default hereunder; or

(m) if, except as contemplated or permitted by the Loan Agreement, this Mortgage or the other Loan Documents, Mortgagor shall encumber, in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest or rights therein (including air or development rights) without, in any such case, the prior written consent of the Required Lenders.  As used in this clause, "encumber" shall include, without limitation, the placing or permitting the placing of any mortgage, deed of trust, assignment of rents or other security device (the Required Lenders may grant or deny their consent under this clause and the immediately preceding clause in their sole discretion and, if consent should be given, any such transfer or encumbrance shall be subject hereto and to any other documents which evidence or secure the Loan, and, if a transfer, any such transferee shall assume all of Mortgagor's obligations hereunder and thereunder and agree to be bound by all provisions and perform all obligations contained herein and therein; consent to one such transfer or encumbrance shall not be deemed to be a waiver of the right to require consent to future or successive transfers or encumbrances);

then and in every such case:

I. Mortgagee, by notice to Mortgagor, may declare the entire principal of the Note then outstanding (if not then due and payable), and all accrued and unpaid interest, Additional Interest and other sums in respect thereof, to be due and payable immediately, and upon any such declaration the principal of the Note and said accrued and unpaid interest, Additional Interest and other sums shall become and be immediately due and payable, anything herein or in the Note or the Loan Agreement to the contrary notwithstanding.

II. Mortgagee personally, or by its agents or attorneys, may enter into and upon all or any part of the Premises, and each and every part thereof, and is hereby given a right and license and appointed  Mortgagor's attorney-in-fact and exclusive agent to do so, and may exclude Mortgagor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Premises and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Mortgagee, at the expense of the Mortgaged Property, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, may complete the construction of the Improvements and in the course of such completion may make such changes in the contemplated Improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of the Mortgaged Property, Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may deem advisable; and in every such case Mortgagee shall have the right to manage and operate the Mortgaged Property and to carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as it shall deem best; and Mortgagee shall be entitled to collect and receive the Rents and every part thereof, all of which shall for all purposes constitute property of Mortgagor; and in furtherance of such right Mortgagee may collect the rents payable under all leases of the Premises directly from the lessees thereunder upon notice to each such lessee that an Event of Default exists hereunder accompanied by a demand on such lessee for the payment to Mortgagee of all rents due and to become due under its lease, and Mortgagor FOR THE BENEFIT OF MORTGAGEE AND EACH SUCH LESSEE hereby covenants and agrees that the lessee shall be under no duty to question the accuracy of Mortgagee's statement of default and shall unequivocally be authorized to pay said rents to Mortgagee without regard to the truth of Mortgagee's statement of default and notwithstanding notices from Mortgagor disputing the existence of an Event of Default such that the payment of rent by the lessee to Mortgagee pursuant to such a demand shall constitute performance in full of the lessee's obligation under the lease for the payment of rents by the lessee to Mortgagor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation for the services of Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it engaged and employed, Mortgagee shall apply the moneys arising as aforesaid, first, to the payment of the principal of the Note and the interest thereon and Additional Interest, when and as the same shall become payable and in such order and proportions as Mortgagee shall elect and second, to the payment of any other sums required to be paid by Mortgagor hereunder or under the Loan Agreement.

III. Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, may:

(1) sell the Mortgaged Property to the extent permitted and pursuant to the procedures provided by law, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one (1) or more sales as an entity or in parcels or parts, and at such time and place upon such terms and after such notice thereof as may be required or permitted by law; or

(2) institute proceedings for the complete or partial foreclosure hereof; or

(3) take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note, the Loan Agreement or herein, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

Section 2.02. Other Matters Concerning Sales.

(a) Mortgagee may adjourn from time to time any sale by it to be made hereunder or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(b) Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Article II, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument or instruments conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold.  Mortgagee is hereby appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof.  Nevertheless, Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for the purpose, and as may be designated in such request.  Any such sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

(c) In the event of any sale or sales made under or by virtue of this Article II (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire principal of, and interest and Additional Interest and other sums on, the Note, if not previously due and payable, and all other sums required to be paid by Mortgagor pursuant hereto or to the Loan Agreement, immediately thereupon shall, anything in any of said documents to the contrary notwithstanding, become due and payable.

(d) The purchase money, proceeds or avails of any sale or sales made under or by virtue of this Article II, together with any other sums which then may be held by Mortgagee hereunder, whether under the provisions of this Article II or otherwise, shall be applied as follows:

First:  To the payment of the costs and expenses of such sale, including reasonable compensation to Mortgagee, its agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee or Lenders hereunder, and also including reasonable attorneys' fees, expenses and costs of investigation, all as actually incurred and including, without limitation, reasonable attorneys' fees, costs and expenses of investigation incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under any applicable bankruptcy or insolvency law, together with interest at the Default Rate on all advances made by Mortgagee or Lenders, and of all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

Second:  To the payment of the whole amount then due, owing or unpaid upon the Note for principal, interest and Additional Interest, with interest on the unpaid principal at the Default Rate from and after the happening of any Event of Default, in such order and amounts as Mortgagee may elect.

Third:  To the payment of any other sums required to be paid by Mortgagor pursuant to any provision hereof or of the Note or the Loan Agreement, including all expenses, liabilities and advances made or incurred by Mortgagee hereunder or in connection with the enforcement hereof, together with interest at the Default Rate on all such advances.

Fourth:  To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

(e) Upon any sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness secured hereby the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct hereunder.

Section 2.03. Payment of Amounts Due.

(a) In case an Event of Default shall have happened and be continuing, then, upon demand of Mortgagee, Mortgagor will pay to Mortgagee the whole amount which then shall have become due and payable on the Note, for principal or interest or Additional Interest or any combination thereof, as the case may be, and after the happening of said Event of Default will also pay to Mortgagee interest at the Default Rate on the then unpaid principal of the Note, and the sums required to be paid by Mortgagor pursuant to any provision hereof or of the Loan Agreement, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to Mortgagee, its agents and counsel and any expenses incurred by Mortgagee hereunder.  In the event Mortgagor shall fail forthwith to pay all such amounts upon such demand, Mortgagee shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Mortgagor and collect, out of the property of Mortgagor wherever situated, as well as out of the Mortgaged Property, in any manner provided by law, moneys adjudged or decreed to be payable.

(b) Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof; and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, and of the application of the proceeds of sale, as herein provided, to the payment of the debt hereby secured, Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, the Note, and to enforce payment of all other charges, payments and costs due hereunder or under the Loan Agreement or otherwise in respect of the Loan, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest at the Default Rate.  In case of proceedings against Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, then Mortgagee shall be entitled to prove the whole amount of principal, interest and other sums due upon the Note to the full amount thereof, Additional Interest, and all other payments, charges and costs due hereunder or under the Loan Agreement or otherwise in respect of the Loan, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property, provided, however, that in no case shall Mortgagee receive a greater amount than such principal, interest and Additional Interest and such other payments, charges and costs from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Mortgagor.

(c) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien hereof upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

(d) Any moneys thus collected by Mortgagee under this Section 2.03 shall be applied by Mortgagee in accordance with the provisions of clause (d) of Section 2.02.

Section 2.04. Actions; Receivers.   After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the principal of, or interest or Additional Interest on, the Note and other sums required to be paid by Mortgagor pursuant to any provision hereof or of the Loan Agreement, or of any other nature in aid of the enforcement of the Note or hereof or of the Loan Agreement, Mortgagor will (a) enter its voluntary appearance in such action, suit or proceeding and (b) if required by Mortgagee, consent to the appointment of a receiver or receivers of all or part of the Mortgaged Property and of any or all of the Rents in respect thereof.  After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee, Mortgagee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the indebtedness secured hereby, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of such a receiver or receivers.

Section 2.05. Mortgagee's Right to Possession.   Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, Mortgagee shall be entitled to retain possession and control of all property now or hereafter held hereunder.

Section 2.06. Remedies Cumulative.   No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.  No delay or omission of  Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given hereby to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee.  Nothing herein or in the Note or the Loan Agreement shall affect the obligation of Mortgagor to pay the principal of, and interest, Additional Interest and other sums on, the Note and the Loan Agreement in the manner and at the time and place therein respectively expressed.

Section 2.07. Moratorium Laws; Right of Redemption.   Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted.  Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshaled upon any foreclosure hereof.

Section 2.08. Mortgagor's Use and Occupancy after Default.   During the continuance of any Event of Default and pending the exercise by Mortgagee of its right to exclude Mortgagor from all or any part of the Premises, Mortgagor agrees to pay the fair and reasonable rental value for the use and occupancy of the Premises or any portion thereof which are in its or any of its affiliates' possession for such period and, upon default of any such payment, will vacate and surrender possession of the Premises to Mortgagee or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of premises for non-payment of rent, however designated.

Section 2.09. Mortgagee's Rights Concerning Application of Amounts Collected.   Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default, Mortgagee may apply, to the extent permitted by law, any amount collected hereunder to principal, interest or any other sum due under the Note or the Loan Agreement or otherwise in respect of the Loan in such order and amounts, and to such obligations, as Mortgagee shall elect in its sole and absolute discretion.

ARTICLE III

MISCELLANEOUS

Section 3.01. Assignment of Rents.   This Mortgage constitutes a present, absolute, unconditional and irrevocable assignment of all of the Rents now or hereafter  accruing, and Mortgagor, without limiting the generality of the Granting Clause hereof, specifically hereby presently, absolutely, unconditionally and irrevocably assigns, transfers and sets over all of the Rents now or hereafter accruing to Mortgagee.  The aforesaid assignment shall be effective immediately upon the execution hereof and is not conditioned upon the occurrence of any Event of Default or any other contingency or event, provided, however, that Mortgagee hereby grants to Mortgagor the right and license to collect and receive the Rents as they become due, and not in advance, so long as no Event of Default exists hereunder.  Immediately upon the occurrence of any such Event of Default, the foregoing right and license shall be automatically terminated and of no further force or effect.  Nothing contained in this Section or elsewhere herein shall be construed to make Mortgagee a mortgagee in possession unless and until Mortgagee actually takes possession of the Mortgaged Property, nor to obligate Mortgagee to take any action or incur any expense or discharge any duty or liability under or in respect of any leases or other agreements relating to the Mortgaged Property or any part thereof.

Section 3.02. Security Agreement.   This Mortgage constitutes a security agreement under the applicable Uniform Commercial Code with respect to the Chattels and such other of the Mortgaged Property which is personal property.  Mortgagor agrees that it will not terminate or amend any financing statements filed in connection with the Loan without Mortgagee's prior consent.  In addition to the rights and remedies granted to Mortgagee by other applicable law or hereby, Mortgagee shall have all of the rights and remedies with respect to the Chattels and such other personal property as are granted to a secured party under the applicable Uniform Commercial Code.  Upon Mortgagee's request, Mortgagor shall promptly and at its expense assemble the Chattels and such other personal property and make the same available to Mortgagee at a convenient place acceptable to Mortgagee.  Mortgagor shall pay to Mortgagee on demand, with interest at the Default Rate, any and all expenses, including reasonable attorneys' fees, incurred by Mortgagee in protecting its interest in the Chattels and such other personal property and in enforcing its rights with respect thereto.  Any notice of sale, disposition or other intended action by Mortgagee with respect to the Chattels and such other personal property sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action shall constitute reasonable notice to Mortgagor.  The proceeds of any such sale or disposition, or any part thereof, may be applied by Mortgagee to the payment of the indebtedness secured hereby in such order and proportions as Mortgagee in its discretion shall deem appropriate.

Section 3.03. Application of Certain Payments.   If all or any part of the Mortgaged Property is encumbered by one or more mortgages held by Mortgagee, Mortgagor hereby irrevocably authorizes and directs Mortgagee to apply any payment received by Mortgagee in respect of any note secured hereby or by any other such mortgage to the payment of such of said notes as Mortgagee shall elect in its sole and absolute discretion, and Mortgagee shall have the right to apply any such payment in reduction of principal and/or interest and/or Additional Interest and in such order and amounts as Mortgagee shall elect in its sole and absolute discretion without regard to the priority of the mortgage securing the note so repaid or to contrary directions from Mortgagor or any other party.

Section 3.04. Severability.   If any one or more of the provisions contained herein or in the Note or the Loan Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein, provided, however, that if such provision held to be invalid, illegal or unenforceable relates to the payment of any sum under the Note or any other material monetary sum, then Mortgagee may, at the option of the Required Lenders, declare the indebtedness and any other sums secured hereby to be immediately due and payable.

Section 3.05. Modifications and Waivers.   No provision hereof may be changed, waived, discharged or terminated orally or by any other means except as provided in Section 8.12 of the Loan Agreement.  Any agreement hereafter made by Mortgagor and Mortgagee relating hereto shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

Section 3.06. Notices, Etc.   All notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, three (3) days after mailing by registered or certified mail, postage prepaid, or one (1) day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, if to Mortgagor at its address stated above and as set forth in the Loan Agreement, and if to Mortgagee to the attention of its Real Estate Finance office at its address stated above, or at such other address of which a party shall have notified the party giving such notice in accordance with the provisions of this Section.

Section 3.07. Successors and Assigns.   All of the grants, covenants, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the respective successors and assigns of Mortgagor and Mortgagee.

Section 3.08. Limitation on Interest.   Regardless of any provision contained herein or in any of the other Loan documents, the total liability for payments in the nature of interest shall not exceed the applicable limits now or hereafter imposed by any applicable state or federal interest rate laws to which Mortgagee and/or Lenders may be subject.  If any payments in the nature of interest, fees and other charges made hereunder or under the Note or other Loan documents are held to be in excess of the applicable limits imposed by any such applicable state or federal interest rate laws, it is agreed that any such amount held to be in excess shall be considered payment of principal under the Note and the indebtedness evidenced thereby shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, fees and other charges shall not exceed the applicable limits imposed by any such applicable state or federal interest rate laws in compliance with the desires of Mortgagor, Mortgagee and Lenders.

Section 3.09. Counterparts.   This Mortgage may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same mortgage.

Section 3.10. Substitute Mortgages.   Mortgagor and Mortgagee shall, upon their mutual agreement to do so, execute such documents as may be necessary in order to effectuate the modification hereof, including the execution of substitute mortgages, so as to create two (2) or more liens on the Mortgaged Property in such amounts as may be mutually agreed upon but in no event to exceed, in the aggregate, the Mortgage Amount; in such event, Mortgagor covenants and agrees to pay the reasonable fees and expenses of Mortgagee and its counsel in connection with any such modification.

Section 3.11. Lenders' Sale of Interests in Loan.   Mortgagor recognizes that Lenders may sell and transfer interests in the Loan to one or more participants or assignees and that all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Mortgagor, any Guarantor or the Loan, may be exhibited to and retained by any such participant or assignee or prospective participant or assignee.

Section 3.12. No Merger of Interests.   Unless expressly provided otherwise, in the event that ownership hereof and title to the fee and/or leasehold estates in the Premises encumbered hereby shall become vested in the same person or entity, this Mortgage shall not merge in said title but shall continue to be and remain a valid and subsisting lien on said estates in the Premises for the amount secured hereby.

Section 3.13. CERTAIN WAIVERS.   MORTGAGOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY FORECLOSURE OR SIMILAR ACTION OR PROCEDURE BROUGHT BY MORTGAGEE OR LENDERS ASSERTING AN EVENT OF DEFAULT HEREUNDER, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF, OTHER THAN INJUNCTIVE RELIEF GRANTED IN A SUIT, ACTION OR PROCEEDING BROUGHT BY LENDERS OR ADMINISTRATIVE AGENT IN CONNECTION WITH THE LOAN, INCLUDING THE EXERCISE OF NON-JUDICIAL REMEDIES BY LENDERS OR ADMINISTRATIVE AGENT, (II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.  NOTHING IN THIS SECTION SHALL PREVENT OR PROHIBIT MORTGAGOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST MORTGAGEE OR ANY LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

Section 3.14. Satisfaction or Assignment of Mortgage.   Upon payment in full of all sums secured hereby in accordance with the terms and conditions of this Mortgage and the other Loan documents, Mortgagee shall deliver a satisfaction or release of this Mortgage or, at Mortgagor's option to be exercised in writing, an assignment hereof, in either case in proper form for recording.  As a condition to any such satisfaction or assignment, Mortgagor covenants and agrees to pay Mortgagee's reasonable fees and expenses (including reasonable attorneys' fees and expenses) in connection therewith.  Upon any such satisfaction or assignment, Mortgagee and Lenders shall, automatically and without the need for any further documentation, be absolutely and unconditionally released from any and all claims or liabilities in connection with the Loan.  In addition, Mortgagor hereby indemnifies and agrees to hold Mortgagee and Lenders harmless from and against any and all claims and liabilities arising out of the assignment hereof, such indemnification to survive any such assignment.

Section 3.15. Other Liens; Subrogation.   If any or all of the proceeds of the indebtedness secured hereby have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property or to satisfy any indebtedness or obligation secured by a lien or encumbrance of any kind, such proceeds have been advanced by Lenders and/or Mortgagee at Mortgagor's request, and, to the extent of such funds so used, the indebtedness hereby secured shall be subrogated to all of the rights, claims, liens, titles and interest heretofore existing against the Mortgaged Property to secure the indebtedness or obligation so extinguished, paid, extended or renewed, and the former rights, claims, liens, title and interests, if any, shall not be waived but rather shall be continued in full force and effect and in favor of Lenders and/or Mortgagee, as the case may be, and shall not be merged with the lien and security for the repayment of the indebtedness hereby secured.

Section 3.16. Future Advances.   The total principal amount shall not exceed at any one time an amount equal to 200% of the Mortgage Amount secured by this Mortgage.  Nothing contained in this Section, however, shall be considered as limiting the interest which may be secured hereby or the amounts that shall be secured hereby when advanced to enforce or collect the Loan or to protect the real estate security and other collateral.

Section 3.17. Business Loan.   Mortgagor represents and warrants to Mortgagee that the proceeds of the Loan shall be used solely for business purposes and in furtherance of the regular business affairs of Mortgagor.

Section 3.18. Priority of Loan and Hedge Agreement.  Notwithstanding anything to the contrary contained in this Mortgage, the Additional Interest secured hereby shall have equal priority with respect to principal, interest and all other sums secured hereby and payable under the Loan Note and the Loan Agreement.

ARTICLE IV

SPECIAL MINNESOTA PROVISIONS

Section 4.01. Fixture Filing.  This Mortgage constitutes a fixture filing under the Minnesota Uniform Commercial Code and any other applicable Uniform Commercial Code, as modified and recodified from time to time, with respect to all personal property and fixtures owned by Mortgagor and now or hereafter affixed or attached to, or installed in, or used in connection with, the Premises, whether or not permanently affixed thereto, together with all accessions, replacements and substitutions thereto or therefor and the proceeds thereof, including, without limitation, all fixtures.

Mortgagee shall have all the rights with respect to the personal property and fixtures afforded to it by the applicable Uniform Commercial Code, in addition to, but not in limitation of, the other rights afforded Mortgagee by the Loan documents.  A carbon, photographic or other reproduction of this Mortgage shall be sufficient as a financing statement.  Mortgagee shall have the right at any time to file a manually executed counterpart or a carbon, photographic or other reproduction of this Mortgage as a financing statement in either the central or local UCC records of any jurisdiction wherein the Premises is located, but the failure of Mortgagee to do so shall not impair (i) the effectiveness of this Mortgage as a fixture filing as permitted by the applicable Uniform Commercial Code, or (ii) the validity and enforceability of this Mortgage in any respect whatsoever.  The following information is included for purposes of meeting the requirements of a financing statement:

The name of the Debtor is:  Hines Global REIT 50 South Sixth LLC

The mailing address of the Debtor is:

Hines Global REIT 50 South Sixth LLC
2800 Post Oak Boulevard, Suite 4800
Houston, Texas 77056

Debtor is a limited liability company.  Debtor's jurisdiction of organization is Delaware.  Debtor's organizational identification number is 4874146.

The name of the Secured Party is:  PB Capital Corporation

The address of the Secured Party is:

230 Park Avenue
New York, New York 10169

This financing statement covers all of the Mortgagor's personal property and fixtures (whether now owned or hereafter acquired).  The personal property and fixtures includes (i) goods which are or are to become fixtures on the Premises, (ii) minerals or the like (including, without limitation, oil and gas) located on the Premises, (iii) the personal property, and (iv) all proceeds and products of the personal property and fixtures.

Section 4.02. Conflict.  In the event of any inconsistencies between the terms and conditions of this Article IV and the terms and conditions of the remaining sections of this Mortgage, including Section 2.09, the terms and conditions of this Article IV shall control.

Section 4.03. Governing Law.  THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF MINNESOTA.  ALL OTHER PROVISIONS OF THIS MORTGAGE, ANY CLAIM OR CONTROVERSY ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE, AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.04. Consent to Jurisdiction.  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MORTGAGOR OR MORTGAGEE ARISING OUT OF OR RELATING TO THIS MORTGAGE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK OR, WITH RESPECT TO THE EXERCISE OF THE FORECLOSURE REMEDIES AUTHORIZED HEREUNDER, MINNEAPOLIS, MINNESOTA.  MORTGAGOR AND MORTGAGEE HEREBY CONSENT FOR THEMSELVES AND MORTGAGOR HEREBY CONSENTS IN RESPECT OF THE MORTGAGED PROPERTY, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THE LOAN DOCUMENTS OR THE TRANSACTION CONTEMPLATED THEREBY.  MORTGAGOR AND MORTGAGEE FURTHER CONSENT, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE IN WHICH ANY OF THE CHATTELS OR OTHER COLLATERAL IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO SUCH CHATTELS OR COLLATERAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, MORTGAGOR AND MORTGAGEE HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST MORTGAGOR IN ANY JURISDICTION.

Section 4.05. Drafting Information.  This instrument was drafted by:

Russel T. Hamilton, Esq.
Schiff Hardin LLP
900 Third Avenue, 23rd Floor
New York, New York 10022

Section 4.06. Future Advances.

(a) To the extent that this Mortgage secures future advances, the amount of such advances is not currently known.  The acceptance of this Mortgage by Mortgagee, however, constitutes an acknowledgment that Mortgagee is aware of the provisions of Minn. Stat. § 287.05, Subd. 5, and intends to comply with the requirements contained therein.

(b) The maximum principal amount of indebtedness secured by this Mortgage at any one time, excluding any amounts constituting an "indeterminate amount" under Minn. Stat. § 287.05, Subd. 5, and excluding advances made by Mortgagee in protection of the Mortgaged Property or the lien of this Mortgage, is $98,500,000.

(c) The representations contained in this Section are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Mortgage.  Mortgagor acknowledges that such representations do not constitute or imply an agreement by Mortgagee to make any future advances to Mortgagor.

Section 4.07. Environmental Laws.  Environmental Laws referenced in the Mortgage include, without limiting the definition set forth previously in this Mortgage, the State Water Pollution Control Act, Minn. Stat. Sections 115.01 to 115.09, the Waste Management Act, Minn. Stat. chap. 115A, the Minnesota Environmental Response and Liability Act, Minn. Stat. chap. 115B, the Minnesota Petroleum Tank Release Cleanup Act, Minn. Stat. chap. 115C, and any other state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment or dangerous toxic or hazardous substances, all as may be from time to time amended.

Section 4.08. Assignment of Rents.

(a) Upon the occurrence of any Event of Default, Mortgagee may, in addition to all other rights in the Mortgage, at its option, at any time:

(i) in the name, place and stead of Mortgagor and without becoming a mortgagee in possession (a) enter upon, manage and operate the Premises, Improvements and Chattels or retain the services of one or more independent contractors to manage and operate all or any part of the Premises, Improvements and Chattels; (b) make, enforce, modify and accept surrender of the Leases; (c) obtain or evict tenants, collect, sue for, fix or modify the Rents and enforce all rights of Mortgagor under the Leases; and (d) perform any and all other acts that may be necessary or proper to protect the security of this Mortgage;

(ii) with or without exercising the rights set forth in subparagraph (i)(a) above, give or require Mortgagor to give, notice to any or all tenants and guarantors under the Leases and other parties obligated to pay Rents authorizing and directing the tenants or other parties obligated to pay Rents to pay all Rents directly to Mortgagee; and

(iii) without regard to waste, adequacy of the security or solvency of Mortgagor, apply for, and Mortgagor hereby consents to, the appointment of a receiver of the Mortgaged Property, whether or not foreclosure proceedings have been commenced, and whether or not a foreclosure sale has occurred.  The receiver will have authority to make Leases for terms which extend beyond the receivership.

The exercise of any of the foregoing rights or remedies and the application of the Rents pursuant to this Section, will not cure or waive any Event of Default (or notice of default) or invalidate any act done pursuant to such notice.

All Rents collected by Mortgagee or the receiver each month after the occurrence of an Event of Default will be applied as follows:

(i) to payment of all reasonable fees of the receiver approved by the court;

(ii) to payment of all tenant security deposits then owing to tenants under any of the Leases pursuant to the provisions of Minn. Stats. § 504B.178;

(iii) to payment of all prior or current real estate taxes and special assessments with respect to the Premises, Improvements and Chattels, or if this Mortgage or any other instrument relating to the indebtedness secured hereby requires periodic escrow payments for such taxes and assessments, to the escrow payments then due;

(iv) to payment of all premiums then due for the insurance required with respect to the Mortgaged Property, or if this Mortgage or any other instrument relating to the indebtedness secured hereby requires periodic escrow payments for such premiums, to the escrow payments then due;

(v) to payment of expenses incurred for normal maintenance of the Mortgaged Property;

(vi) if received prior to any foreclosure sale of the Mortgaged Property pursuant to this Mortgage, to Mortgagee for payment of the indebtedness secured hereby, but no such payment made after acceleration of the indebtedness secured hereby will affect such acceleration;

(vii) if received during or with respect to the period of redemption after a foreclosure sale of the Mortgaged Property pursuant to this Mortgage:

(1) if the purchaser at the foreclosure sale is not Mortgagee, first to Mortgagee to the extent of any deficiency of the sale proceeds to repay the indebtedness secured hereby, second to the purchaser as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to the purchaser of the Mortgaged Property;

(2) if the purchaser at the foreclosure sale is Mortgagee, to Mortgagee to the extent of any deficiency of the sale proceeds to repay the indebtedness secured hereby and the balance to be retained by Mortgagee as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to Mortgagee, whether or not any such deficiency exists.

The rights and powers of Mortgagee and receivers under this Mortgage and the application of Rents under this Section will continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

Section 4.09. Non-Agricultural Use.  Mortgagor represents and warrants that as of the date of this Mortgage, the Mortgaged Property is not an agricultural use as defined in Minn. Stat. § 582.32, Subd. 2 and is not "agricultural property" as defined in Minn. Stat. § 583.22, Subd. 2.

Section 4.10. Maturity Date.  The latest obligation secured by this Mortgage matures on November 4, 2015 (the "Maturity Date").

Section 4.11. Sale of Mortgaged Property.  In the event of a sale under this Mortgage, whether by virtue of judicial proceedings or advertisement or otherwise, the Mortgaged Property may, at the option of Mortgagee, be sold as an entirety or in such other manner and order as Mortgagee in its sole discretion may elect.

Section 4.12. Acceleration; Foreclosure.  If any Event of Default has occurred and is continuing, Mortgagee may, in additional to any other rights and remedies available to it, (and is hereby authorized and empowered to) foreclose this Mortgage by action or advertisement pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Mortgaged Property at public auction and convey the same to the purchaser in fee simple and, out of the proceeds arising from such sale, to pay all indebtedness secured hereby, with interest, and all legal costs and charges of such foreclosure and the maximum attorneys' fees permitted by law, which costs, charges and fees Mortgagor agrees to pay.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered by Mortgagor.

HINES GLOBAL REIT 50 SOUTH SIXTH LLC, a Delaware limited liability company

By
     Frank R. Apollo
     Manager

STATE OF ____________                                                )
:    ss.:
COUNTY OF ____________                                                )

The foregoing was acknowledged before me this ______ day of November, 2010 by Frank R. Apollo, the manager of Hines Global REIT 50 South Sixth LLC, a limited liability company under the laws of Delaware on behalf of the limited liability company.

Notary Public

My Commission Expires:

______________________

SCHEDULE A

Parcel 1:

Tract A:

Lots 2, 3, 4 and 5, Auditor's Subdivision Number Eighty-two (82), Hennepin County, Minnesota, according to the plat thereof on file or of record in the office of the Register of Deeds in and for said County.

Tract B:

The Southwesterly 90 feet of Southeasterly 132 feet of Block 86, except the Southwesterly 45 feet of the Southeasterly 88 feet thereof, Town of Minneapolis, Hennepin County, Minnesota, according to the recorded plat thereof.

Tract C:

That part of Lot 5, Block 86, Town of Minneapolis, lying Northwesterly of the Northwesterly line of Lot 10, Auditor's Subdivision Number Eighty-two (82), Hennepin County, Minnesota, and the Northeasterly extension of said Northwesterly line to the Northeasterly line of said Lot 5, according to the recorded plat thereof.

Tract D:

The Southeasterly 22 feet of Lot 4, Block 86, Town of Minneapolis, Hennepin County, Minnesota, according to the plat thereof on file or of record in the office of the Register of Deeds in and for said County.

Above Parcel 1 is Registered Property (Torrens)

Certificate of Title Number 1165775

Parcel 2:

The Southwesterly 45 feet of the Southeasterly 88 feet of Block 86, Town of Minneapolis, Hennepin County, Minnesota, according to the recorded plat thereof.

Registered Property (Torrens)

Certificate of Title Number 1165775

Parcel 3:

Lots 6 and 7, Auditor's Subdivision Number Eighty-two (82), Hennepin County, Minnesota, according to the plat thereof on file or of record in the office of the Register of Deeds in and for said County.

Abstract Property

Parcel 4:

Lots 8, 9 and 10, Auditor's Subdivision Number Eighty-two (82), Hennepin County, Minnesota, according to the plat thereof on file or of record in the office of the Register of Deeds in and for said County.

Abstract Property

Together with the benefits of Skyway Agreement dated November 6,  1984, recorded  October 21, 1987 in the office of the  Hennepin County Recorder as Document No. 5338110, and recorded November 2, 1987 in the office of the Hennepin County Registrar of Titles as Document No. 1884773; as amended by Amended and  Restated Skyway Agreement dated October 27, 2000, recorded October 5,  2001 in the office of the Hennepin County Recorder as Document No. 7554048, and recorded October 9, 2001 in the office of the Hennepin County Registrar of Titles as Document No. 3442896.

Together with the benefits of Restated Skyway Agreement dated August 9, 1991, recorded May 16, 1997 in the office of the Hennepin County Recorder as Document No. 6734501, and recorded June 5, 1998 in the office of the Hennepin County Registrar of Titles as Document No. 3033126; as amended by Amended and Restated Skyway Agreement dated October 27, 2000, recorded October 5, 2001 in the office of the  Hennepin County Recorder as Document No. 7554047, and recorded October 9,  2001 in the office of the Hennepin County Registrar of Titles as Document No. 3442897.

Together with the benefits of Skyway Agreement dated October 28, 1985, recorded June 30, 1987 as Document No. 5290872 in the office of the Hennepin County Recorder, and recorded September 7, 1999 as Document No. 3200698 in the office of the Hennepin County Registrar of Titles; amended by Amended and Restated Skyway Agreement dated May 14, 1999, recorded June 14, 1999 in the office of the Hennepin County Recorder as Document No. 7128438 and recorded September 7, 1999 as Document No. 3200699 in the office of the Hennepin County Registrar of Titles.

Together with the benefits of a Party Wall Termination and Doorway Agreement dated June 3, 1999, recorded July 1, 1999 in the office of the Hennepin County Recorder as Document No. 7139563, A Notice of Interest dated July 1, 1999, recorded  July 2, 1999 in the office of the Hennepin County Recorder as Document No. 7139717, and recorded July 6, 1999, in the office of the Hennepin County Registrar of Titles as Document No. 3176982.

NY 50883823v6

TABLE OF CONTENTS

Page

ARTICLE I	COVENANTS OF MORTGAGOR	5
Section 1.01.	(a) Warranty of Title; Power and Authority	5
(b)	Hazardous Materials	5
(c)	Flood Hazard Area	5
Section 1.02.	(a) Further Assurances	6
(b)	Information Reporting and Back-up Withholding	6
Section 1.03.	(a) Filing and Recording of Documents	6
(b)	Filing and Recording Fees and Other Charges	6
Section 1.04.	Payment and Performance of Loan Documents	6
Section 1.05.	Type of Entity; Maintenance of Existence; Compliance with Laws	7
Section 1.06.	After-Acquired Property	7
Section 1.07.	(a) Payment of Taxes and Other Charges	7
(b)	Payment of Mechanics and Materialmen	8
(c)	Good Faith Contests	8
Section 1.08.	Taxes on Mortgagee or Lenders	9
Section 1.09.	Insurance	9
Section 1.10.	Protective Advances by Mortgagee	12
Section 1.11.	(a) Visitation and Inspection	13
(b)	Estoppel Certificates	13
Section 1.12.	Maintenance of Premises and Improvements	13
Section 1.13.	Condemnation	13
Section 1.14.	Leases	14
Section 1.15.	Premises Documents	15
Section 1.16.	Utilities	16
Section 1.17.	Lien Law	16

ARTICLE II	EVENTS OF DEFAULT AND REMEDIES	16
Section 2.01.	Events of Default and Certain Remedies	16
Section 2.02.	Other Matters Concerning Sales	21
Section 2.03.	Payment of Amounts Due	23
Section 2.04.	Actions; Receivers	24
Section 2.05.	Mortgagee's Right to Possession	24
Section 2.06.	Remedies Cumulative	24
Section 2.07.	Moratorium Laws; Right of Redemption	24
Section 2.08.	Mortgagor's Use and Occupancy after Default	25
Section 2.09.	Mortgagee's Rights Concerning Application of Amounts Collected	25

ARTICLE III	MISCELLANEOUS	25
Section 3.01.	Assignment of Rents	25
Section 3.02.	Security Agreement	26
Section 3.03.	Application of Certain Payments	26
Section 3.04.	Severability	26
Section 3.05.	Modifications and Waivers	27
Section 3.06.	Notices, Etc	27
Section 3.07.	Successors and Assigns	27
Section 3.08.	Limitation on Interest	27
Section 3.09.	Counterparts	27
Section 3.10.	Substitute Mortgages	27
Section 3.11.	Lenders' Sale of Interests in Loan	28
Section 3.12.	No Merger of Interests	28
Section 3.13.	CERTAIN WAIVERS	28
Section 3.14.	Satisfaction or Assignment of Mortgage	28
Section 3.15.	Other Liens; Subrogation	28
Section 3.16.	Future Advances	29
Section 3.17.	Business Loan	29
Section 3.18.	Priority of Loan and Hedge Agreement	29

ARTICLE IV	SPECIAL MINNESOTA PROVISIONS	29
Section 4.01.	Fixture Filing	29
Section 4.02.	Conflict	30
Section 4.03.	Governing Law	30
Section 4.04.	Consent to Jurisdiction	30
Section 4.05.	Drafting Information	31
Section 4.06.	Future Advances	31
Section 4.07.	Environmental Laws	32
Section 4.08.	Assignment of Rents	32
Section 4.09.	Non-Agricultural Use	34
Section 4.10.	Maturity Date	34
Section 4.11.	Sale of Mortgaged Property	34
Section 4.12.	Acceleration; Foreclosure	34

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